                                                                     EXHIBIT 4.9






                 UNDERWRITER'S WARRANT AGREEMENT dated as of July __, 1997 between Aviation Group, Inc., a Texas corporation (the "Company"), and Duke & Co., Inc. (the "Underwriter").

                              W I T N E S S E T H:

                 WHEREAS, the Underwriter has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated July __, 1997 between the Underwriter and the Company, to act as the underwriter in connection with the Company's proposed public offering (the "Public Offering") of 1,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 1,000,000 redeemable Common Stock purchase warrants ("Redeemable Warrants"), plus up to an additional 150,000 shares of Common Stock and 150,000 Redeemable Warrants pursuant to the Underwriter's over-allotment option, which securities are included in a registration statement on Form SB-2 (File No. 333-22727) (hereinafter, the "Public Offering Registration Statement"); and

                 WHEREAS, the Company proposes to issue to the Under- writer warrants, one for the purchase of up to 100,000 shares of Common Stock and the other for the purchase of up to 100,000 Redeemable Warrants; and

                 WHEREAS, the warrants issued pursuant to this Agreement are being issued by the Company to the Underwriter or officers and partners of the Underwriter and members of the selling group (the "Selling Group") and/or their officers or partners, in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the underwriter pursuant to the Underwriting Agreement;

                 NOW, THEREFORE, in consideration of the foregoing premises, the payment by the Underwriter to the Company of an aggregate of $200.00, the receipt of which is hereby acknowledged by the Company, the agreements herein set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Grant. Subject to the terms and conditions of this Agreement, the Underwriter, and/or its designees who are officers or partners of the Underwriter or members of the Selling Group in connection with the Public Offering, are hereby granted the right to purchase, at any time from July __, 1998 until 5:00 P.M., New York City time, on July __, 2002 (the "Warrant Exercise Term"), up to (i) 100,000 shares of Common Stock (the "Shares") at an initial exercise price (subject to adjustment as provided in
Article 8 hereof) of $9.4875 per Share and (ii) 100,000 Redeemable Warrants at an initial exercise price of $11.38 per Redeemable Warrant. The right to purchase Shares as described in (i) above is hereinafter referred to as "Warrant No. 1" and the right to purchase Redeemable Warrants as described in
(ii) above is hereinafter referred to as "Warrant No. 2". Warrant No. 1 and Warrant No. 2 are hereinafter referred to collectively as the "Warrants". Except as specifically otherwise provided herein, the Shares and the Redeemable Warrants issued pursuant to Warrant No. 1 and Warrant No. 2, respectively, shall bear the same terms and conditions as described under the caption "Description of Securities" in the Public Offering Registration Statement. In addition, the Redeemable Warrants shall be governed by the terms of the Warrant Agreement dated as of July __, 1997, executed in connection with the Public Offering (the "Public Warrant Agreement"), and except that the holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), with respect to the Warrants, the Shares and the Redeemable Warrants subject thereto and the shares of Common Stock underlying the Redeemable Warrants issuable upon exercise of Warrant No. 2, which registration rights are more fully described in paragraph 7 of this Warrant Agreement. In the event of any adjustments to the exercise price of and the number of shares of Common Stock purchasable under the Redeemable Warrants pursuant to the Public Warrant Agreement, the same changes to the Redeemable Warrants subject to Warrant No. 2 shall be simultaneously effected.

                 2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") for Warrant No. 1 and Warrant No. 2 to be delivered pursuant to this Agreement shall be in the forms set forth as Exhibit A and Exhibit B attached hereto, respectively, and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

                 3.       Exercise of Warrants.

                          3.1     Cash Exercise.  The exercise price of the
respective Warrants shall be payable in cash or by certified or official bank check to the order of the Company, or any combination of cash or check. Upon surrender of the applicable Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the applicable exercise price for the Shares and/or Redeemable Warrants purchased, at the Company's principal offices, currently located at 700 North Pearl Street, Suite 2170, Dallas, Texas 75201, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares and/or Redeemable Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares or fractional Redeemable Warrants). In the case of the purchase of less than all the Shares or Redeemable Warrants, as the case may be, purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares or Redeemable Warrants, as the case may be, purchasable thereunder.

                          3.2     Cashless Exercise for Warrant No. 1.  At any
time during the Warrant Exercise Term, the Holder may, at its option, exchange Warrant No. 1, in whole or in part (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering the Warrant Certificate representing Warrant No. 1 at the principal office of the Company, accompanied by a notice stating (i) such Holder's intent to effect such exchange, (ii) the number of Shares subject to Warrant No. 1 as to which the exchange is to be effected and (iii) the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or if the date the Notice of Exchange is received by the Company is later than the date specified in the Notice of Exchange, such later date (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, Warrant No. 1 shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to (i) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing exercise price of Warrant No. 1 by
(B) the market price of a share of Common Stock on the Exchange Date; and, in the case of any Warrant Exchange for less than all of the Shares purchasable under Warrant No. 1, the Company shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder. By way of example, if the holder of Warrant No. 1 submits a Notice of Exchange relating to 50,000 of the 100,000 Shares subject to Warrant No. 1 and the current market price of a share of Common Stock on the Exchange Date is $10.00, the holder will be entitled to receive 2,550 shares of Common Stock, along with a new Warrant Certificate entitling the holder to purchase 50,000 Shares.

                 4.       Issuance of Certificates.

                          4.1.  Issuance.  Upon exercise of the Warrants, the
issuance of certificates for the Shares and/or Redeemable Warrants, as applicable shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 4.2. Forms of Certificates. The Warrant Certificates and certificates representing the Shares and/or Redeemable Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares and/or Redeemable Warrants shall bear a legend substantially similar to the following:

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."



                 5.       Restriction on Transfer of Warrants.

                 The Holder of a Warrant Certificate, by acceptance thereof, covenants and agrees that the Warrant is being acquired as an investment and not with a view to the distribution thereof, and that the Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers or partners of the Underwriter or to any member of the Selling Group participating in the distribution to the public of the Common Stock and Redeemable Warrants, and/or their respective officers or partners.

                 6.       Price.

                          6.1     Initial and Adjusted Exercise Prices.  The
initial exercise price of Warrant No. 1 shall be $9.4875 per Share and the initial exercise price of Warrant No. 2 shall be $11.38 per Redeemable Warrant. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 8 hereof.

                          6.2     Exercise Price.  The term "exercise price"
herein shall mean the initial exercise price of Warrant No. 1 or Warrant No. 2, as the case may be, or the adjusted exercise price, depending upon the context.

                 7.       Registration Rights.

                          7.1     Registration Under the Securities Act of
1933. The Warrants, the Shares, the Redeemable Warrants and the Common Stock issuable upon exercise of the Redeemable Warrants (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to the Public Offering Registration Statement. In the event that, for any reason whatsoever, the Company fails to maintain the effectiveness of the Public Offering Registration Statement for a period of seven years following the date of this Agreement, holders of the Registrable Securities shall have, commencing with the date of such failure to maintain effectiveness, the registration rights set forth in Sections 7.3 and 7.4.

                          7.2     Registrable Securities.  As used herein the
term "Registrable Securities" means the Warrants, the Shares issuable upon exercise of Warrant No. 1, the Redeemable Warrants issuable upon exercise of Warrant No. 2, the Underlying Shares and any securities issued upon any stock split or stock dividend in respect of any of the foregoing;

provided, however, any of such securities shall cease to be Registrable Securities when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such securities, (iii) it has ceased to be outstanding or (iv) such securities have been sold pursuant to Rule 144 (or any successor rule) under the Act. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Securities" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

                          7.3     Piggyback Registration.  If, at any time
during the seven years following the date of this Agreement, the Company proposes to prepare and file one or more post-effective amendments to the Public Offering Registration Statement filed in connection with the Public Offering or any new registration statement or posteffective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (other than pursuant to a Form S-4 relating to a merger or acquisition or pursuant to a Form S-8) (for purposes of this Article 7, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty
(30) days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (other than underwriting discounts and commissions applicable to the sale of such Registrable Securities and the fees and disbursements, if any, of counsel to the Requesting Holders); provided, however, that the Company shall in any event be entitled to withdraw such Registration Statement prior to its effectiveness if such Registration Statement is withdrawn as to all securities proposed to be registered thereunder.

                          7.4     Demand Registration.

                                  (a)  At any time during the Warrant Exercise
Term, any "Demand Holder" (as such term is defined in Section 7.4(d) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Demand Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof for nine (9) consecutive months. In the event a Demand Registration Request is made pursuant to this Section 7.4(a) and the Registration Statement relating thereto is declared effective, no further Demand Registration Request can be made by any holder of Registrable Securities.

                                  (b)  The Company covenants and agrees to give
written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.4(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice.

                                  (c)  In addition to the registration rights
provided for under Section 7.3 hereof and subsection (a) of this Section 7.4, at any time during the Warrant Exercise Term, any Demand Holder (as defined below in Section 7.4(d)) of Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion in respect of all holders of Registrable Securities, a Registration Statement so as to permit a public offering and sale of such Registrable Securities for nine (9) consecutive months; provided, however, that all costs incident thereto shall be at the expense of the holders of the Registrable Securities included in such Registration Statement. If a Demand Holder shall give notice to the Company at any time of its or their desire to exercise the registration right granted pursuant to this Section 7.4(c), then within ten (10) days after the Company's receipt of such notice, the Company shall give notice to the other holders of Registrable Securities advising them that the Company is proceeding with such registration and offering to include therein the Registrable Securities of such holders, provided they furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing.

                                  (d)  The term "Demand Holder" as used in this
Section 7.4 shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of shares of Common Stock (including Shares already issued and not disposed of in a public offering and/or Shares issuable pursuant to the exercise of Warrant No. 1 and Underlying Shares already issued and not disposed of in a public offering and/or Underlying Shares issuable pursuant to the exercise of Redeemable Warrants issued and not disposed of in a public offering or issuable pursuant to exercise of Warrant No. 2 (the "Total Common Shares")) as would constitute 50% or more of the aggregate number of such Total Common Shares.

                          7.5     Covenants of the Company With Respect to
Registration.  The Company covenants and agrees as follows:

                                  (a)  In connection with any registration
under Section 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in no event later than thirty (30) business days following receipt of any demand therefor (unless delayed by the failure of a holder of Registrable Securities to promptly furnish such information necessary to complete such registration statement), shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested; provided, however, if such 30th business day falls on or after the 45th day following the last day of the Company's most recently completed fiscal year and prior to the 90th day following the last day of such fiscal year, unless the then applicable rules and regulations of the Commission permit the filing of a registration statement on a form which the Company is then eligible to use in respect of the Registrable Securities if the Company has not yet filed audited financial statements for the most recently completed fiscal year, the Company shall not be required to file such Registration Statement until the filing of the Company's audited financial statements in respect of such fiscal year, but in any event the filing of the Registration Statement shall be made by no later than the 90th day following the last day of such fiscal year.

                                  (b)  The Company shall pay all costs, fees
and expenses in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof (excluding any underwriting discounts and commissions which may be incurred in connection with the sale of any Registrable Securities and excluding any fees and expenses of counsel for any Requesting Holder or Demand Holder), including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses. The holders of Registrable Securities included in any Registration Statement filed pursuant to Section 7.4(c) hereof will pay all costs, fees and expenses in connection with such Registration Statement, including their own legal fees and expenses, if any.

                                  (c)  The Company will take all reasonably
necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                                  (d)  The Company shall indemnify any holder
of the Registrable Securities to be sold pursuant to any Registration Statement and each person, if any, who controls such holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 6 of the Underwriting Agreement (which indemnity will not apply to losses, claims, damages, expenses or liabilities arising from information provided in writing by or on behalf of the holder to the Company expressly for inclusion in the Registration Statement) and to provide for just and equitable contribution as set forth in Section 7 of the Underwriting Agreement.

                                  (e)  Each holder of Registrable Securities to
be sold pursuant to a Registration Statement will furnish to the Company such information as may be reasonably be requested by the Company for inclusion in the Registration Statement. Any holder of Registrable Securities to be sold pursuant to a Registration Statement, and its successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such holder, or its successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions contained in Section 6 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company and to provide for just and equitable contribution as set forth in Section 7 of the Underwriting Agreement.

                                  (f)  Nothing contained in this Agreement
shall be construed as requiring any Holder to exercise his Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

                                  (g)  If the Company shall fail to materially
comply with the provisions of this Article 7, the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all actual damages (but not punitive or consequential damages) sustained by the holders of Registrable Securities, requesting registration of their Registrable Securities.

                                  (h)  The Company shall not permit the
inclusion of any securities other than the Registrable Securities to be included in any Registration Statement filed pursuant to Section 7.4 hereof, or, unless otherwise required by the terms of a contract existing on the date of this Agreement, permit any other registration statement to be or remain effective during the ninety (90) day period commencing on the effectiveness of a Registration Statement filed pursuant to Section 7.4 hereof (except for a Form S-4 relating to a merger or acquisition or a Form S-8 or successor form), without the prior written consent of the Demand Holders, which consent shall not be unreasonably withheld.

                                  (i)  The Company shall deliver promptly to
each holder of Registrable Securities whose securities are included in a Registration Statement copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each holder of Registrable Securities and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"); provided that each such holder of Registrable Securities agrees not to disclose such information without the prior consent of the Company. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

                                  (j)  If, in connection with a registration
which includes Registrable Securities pursuant to this Article 7, the Company shall enter into an underwriting agreement with one or more underwriters selected for such underwriting, such agreement shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the underwriters. The holders of Registrable Securities shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations and warranties of the Company to or for the benefit of such underwriters shall, to the extent that they may be applicable, also be made to and for the benefit of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such holders of Registrable Securities and their intended methods of distribution.

                 8.       Adjustments of Exercise Price and Number of Shares.

                          8.1     Stock Dividend, Split, etc..  In case the
Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or
(iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the exercise price under Warrant No. 1 in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the exercise price by a fraction, the denominator of which shall be the number of shares or Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.

                          8.2     Rights or Warrants.  In the case the Company
shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Section 8.5 below) on such record date, the exercise price of Warrant No. 1 shall be adjusted so that it shall thereafter equal the price determined by multiplying (i) the exercise price in effect immediately prior to the date of such issuance and (ii) a fraction, the numerator of which shall be the sum of the number of shares of

Common Stock outstanding on such record date and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the exercise price shall be readjusted to the exercise price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                          8.3     Evidences of Indebtedness or Assets.  In case
the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions of securities of the type referred to in Section 8.1 above) or subscription rights or warrants (excluding those referred to in Section 8.2 above), then in each such case the exercise price of Warrant No. 1 in effect thereafter shall be determined by multiplying (i) the exercise price in effect immediately prior thereto and (ii) a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Section
8.5 below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effectively immediately after the record date for the determination of shareholders entitled to receive such distribution.

                          8.4     Adjustment of Number of Shares.  Whenever the
Exercise Price payable upon exercise of Warrant No. 1 is adjusted pursuant to Sections 8.1, 8.2 or 8.3 above, the number of Shares purchasable upon exercise of Warrant No. 1 shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of Warrant No. 1 by the exercise price in effect on the date hereof and dividing the product so obtained by the exercise price, as adjusted.

                          8.5     Determination of Current Market Price.  For
the purpose of any computation under Sections 8.2 and 8.3 above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for twenty (20) consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or as reported by National Association of Securities Dealers, Inc. Automatic Quotation System ("NASDAQ") or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                          8.6     No Adjustment for De Minimus Adjustment.  No
adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such price; provided, however, that any adjustments which by reason of this Section 8.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Article 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Article 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the exercise price, in addition to those required by this Article 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Redeemable Warrants issuable upon exercise of Warrant No. 2).

                          8.7     Notice.  Whenever an exercise price is
adjusted, as herein provided, the Company shall promptly, but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted exercise price and adjusted number of Shares and/or Warrants issuable upon exercise of the Warrants and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of

Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                          8.8     Other Securities.  In the event that at any
time, as a result of any adjustment made pursuant to this Article 8, the Holder thereafter shall become entitled to receive any securities of the Company other than Common Stock and Redeemable Warrants, thereafter the number of such other securities receivable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock and Redeemable Warrants contained in Sections 8.1 to 8.6, inclusive above.

                 9.       Exchange and Replacement of Warrant Certificates.

                          9.1  Exchange.  Each Warrant Certificate is
exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares or Redeemable Warrants, as the case may be, in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                          9.2  Replacement.  Upon receipt by the Company of
evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of any Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                 10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Redeemable Warrants and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or Redeemable Warrants, as the case may be.

                 11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of Warrant No. 1 and the exercise of the Redeemable Warrants subject to Warrant No. 2, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of Warrant No. 1 and payment of the exercise price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder, and that, upon exercise of Warrant No. 2 and payment of the exercise price therefor, the Redeemable Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock and all Redeemable Warrants issuable upon the exercise of the Warrants, as well as the Underlying Shares, to be listed on or quoted by NASDAQ or listed on such national securities exchanges as the Company's Common Stock is then listed.

                 12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                          (a) the Company shall take a record of the holders of its shares of Common Stock and/or Redeemable Warrants for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                          (b) the Company shall offer to all the holders of its Common Stock and/or Redeemable Warrants any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing of the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                 13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                                  (a)  If to a registered Holder of the
Warrants, to the address of such Holder as shown on the books of the Company;
or

                                  (b)  If to the Company, to 700 North Pearl
Street, Suite 2170, Dallas, Texas 75201, Attn: President, or to such other address as the Company may designate by notice to the Holders.

                 14. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem not to adversely affect the interests of the Holders of Warrant Certificates.

                 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

                 16. Termination. This Agreement shall terminate at the close of business on July __, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of Warrant No. 1 and all the Redeemable Warrants issuable upon exercise of Warrant No. 2 (or the Underlying Shares) have been resold to the public; provided, however, that the provisions of Section 7.5 shall survive such termination until the close of business on July __, 2008.

                 17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                 18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered holder or holders of the Warrant Certificates, Warrants or the underlying securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other holder or holders of the Warrant Certificates, Warrants or the underlying securities.

                 19. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                                        AVIATION GROUP, INC.





                                        By:_____________________________________

                                        Name:

                                        Title:



Attest:


_______________________________

Name:

Title





                                        DUKE & CO., INC.





                                        By:_____________________________________

                                        Name:

                                        Title:



Attest:





_______________________________

Name:

Title

                                                                       EXHIBIT A



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.



THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



        EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK TIME, JULY __, 2002




No. WW-1                       100,000 Warrants



                              WARRANT CERTIFICATE




                 This Warrant Certificate certifies that _______________ or registered assigns is the registered holder of 100,000 Warrants to purchase, at any time from July __, 1998 until 5:00 P.M. New York City time on July __, 2002 ("Expiration Date"), up to 100,000 shares ("Shares") of fully-paid and nonassessable preferred stock, par value $.001 per share ("Common Stock"), of Aviation Group, Inc., a Texas corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $9.4875 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of July __, 1997 between the Company and Duke & Co., Inc. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

                 No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                 The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                 Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

                 Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                 The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date below.





Dated:  July __, 1997     AVIATION GROUP, INC.





                                        By:_____________________________________

                                        Name:

                                        Title:





Attest:



___________________________________

Name:

Title

                         [FORM OF ELECTION TO PURCHASE]



         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in New York Clearing House Funds to the order of __________________ in the amount of $ _________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ____________________, whose address is ____________________ and that such Certificate be delivered to whose address is___________________.



Dated:                         Signature:______________________________________

                                        (Signature must conform in all respects
                                         to name of holder as specified on the
                                             face of the Warrant Certificate.)





           __________________________________________________________

           __________________________________________________________

                        (Insert Social Security or Other

                         Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]


          (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

      FOR VALUE RECEIVED ____________________________________________________
hereby sells, assigns and transfers unto

________________________________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:                       Signature:
                                       _______________________________________
                                        (Signature must conform in all respects
                                           to name of holder as specified on
                                           the face of the Warrant Certificate)





_______________________________

_______________________________

(Insert Social Security or Other

Identifying Number of Assignee)

                                                                       EXHIBIT B



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.



THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



        EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK TIME, JULY __, 2002




No. WW-2                       100,000 Warrants



                              WARRANT CERTIFICATE


         This Warrant Certificate certifies that _______________ or registered assigns is the registered holder of 100,000 Warrants to purchase, at any time from July __, 1998 until 5:00 P.M. New York City time on _____________, 2002 ("Expiration Date"), up to 100,000 Redeemable Common Stock Purchase Warrants ("Redeemable Warrants"), of Aviation Group, Inc., a Texas corporation (the "Company"), at the exercise price (the "Exercise Price"), of $11.38 per Redeemable Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of July __, 1997 between the Company and Duke & Co., Inc. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

         No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.





Dated: July __, 1997                       AVIATION GROUP, INC.





                                        By:_____________________________________

                                        Name:

                                        Title:





Attest:



____________________________________

Name:

Title

                         [FORM OF ELECTION TO PURCHASE]



         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Redeemable Warrants and herewith tenders in payment for such Redeemable Warrants cash or a certified or official bank check payable in New York Clearing House Funds to the order of __________________ in the amount of $ __ ______, all in accordance with the terms hereof. The undersigned requests that a certificate for such Redeemable Warrants be registered in the name of ____________________,
whose address is   ____________________ and that such Certificate be delivered to whose address is___________________.



Dated:                        Signature:______________________________________
                                        (Signature must conform in all respects
                                         to name of holder as specified on the
                                            face of the Warrant Certificate.)





        _______________________________________________________________

         ______________________________________________________________

                        (Insert Social Security or Other

                         Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]


          (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


       FOR VALUE RECEIVED_____________________________________________________

hereby sells, assigns and transfers unto

________________________________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:                       Signature:_______________________________________
                                        (Signature must conform in all respects
                                           to name of holder as specified on
                                           the face of the Warrant Certificate)





_______________________________

_______________________________

(Insert Social Security or Other

Identifying Number of Assignee)